Exhibit 99.1

Radian Reports Third Quarter 2013 Financial Results

– Wrote second largest quarterly volume of flow business in company history –
– Total number of primary delinquent loans declined by 31% from third quarter of 2012 –

PHILADELPHIA--(BUSINESS WIRE)--November 7, 2013--Radian Group Inc. (NYSE: RDN) today reported a net loss for the quarter ended September 30, 2013, of $12.7 million, or $0.07 per diluted share, which included minimal combined net gains from the change in fair value of derivatives and other financial instruments and minimal net losses on investments. Results for the quarter also included a $22.0 million incurred loss initially booked for the Freddie Mac Agreement announced in August and approximately $16.8 million of variable compensation expense directly related to the company’s stock price increase during the quarter. The results for the quarter compare to net income for the quarter ended September 30, 2012, of $14.3 million, or $0.11 per diluted share, which included combined net losses from the change in fair value of derivatives and other financial instruments of $41.8 million and net gains on investments of $84.7 million. Book value per share at September 30, 2013, was $5.17.

“We are pleased with Radian’s improved financial performance this year and the continued stability in the macroeconomic and business environment,” said Chief Executive Officer S.A. Ibrahim. “The $13.7 billion of new flow mortgage insurance business in the third quarter was the second largest amount ever written in Radian’s more than 35 year history. The high-quality business written after 2008, which represents 57% of our primary risk in force, is expected to generate attractive returns and position Radian for a return to sustained profitability.”

CAPITAL AND LIQUIDITY UPDATE

As previously announced in September, Radian Group contributed $115 million of capital to Radian Guaranty in the third quarter, in order to support the company’s risk-to-capital position. Radian Guaranty’s risk-to-capital ratio was 19.8:1 as of September 30, 2013. After the above-mentioned contribution of $115 million to Radian Guaranty, Radian Group maintains approximately $700 million of currently available liquidity.

  As of September, 2013, Radian Guaranty’s statutory capital was $1.3 billion compared to $1.2 billion at June 30, 2013, and $1.0 billion a year ago.
  In 2012, Radian Guaranty entered into two quota share reinsurance agreements with the same third-party reinsurance provider, in order to proactively manage its risk-to-capital position. On April 1, 2013, Radian reduced the amount of new business ceded under the reinsurance agreements on a prospective basis from 20 percent to 5 percent. As of September 30, 2013, a total of $2.6 billion of risk in force had been ceded under those agreements. On December 31, 2014, and on December 31, 2015, Radian will have the option to recapture a portion of the business that has been reinsured.

THIRD QUARTER HIGHLIGHTS

  New mortgage insurance written (NIW) reached $13.7 billion during the quarter, compared to $13.4 billion in the second quarter of 2013 and $10.6 billion in the third quarter of 2012. Radian wrote $3.5 billion in NIW in October 2013, compared to $4.0 billion in October 2012.
    The Home Affordable Refinance Program (HARP) accounted for $1.8 billion of insurance not included in Radian Guaranty’s NIW total for the quarter. This compares to $2.4 billion in the second quarter of 2013, and $2.7 billion in the third quarter of 2012.
    Of the $13.7 billion of new business written in the third quarter of 2013, 71 percent was written with monthly premiums and 29 percent with single premiums.
    NIW continued to consist of loans with excellent risk characteristics.

  Primary mortgage insurance risk-in-force at the end of the third quarter consisted of 57 percent of business written after 2008 and, including HARP volume, was 68 percent of the total portfolio.

  As previously announced, Radian Guaranty entered into a Master Transaction Agreement with Freddie Mac on August 29, 2013. The Agreement relates to a group of 25,760 first-lien mortgage loans held by Freddie Mac that were insured by Radian Guaranty, and were delinquent as of December 31, 2011.
    The Agreement provides for the future treatment of these loans including claim payments, loss mitigation activity and insurance coverage, and eliminates Radian Guaranty’s claim exposure on 9,756 loans that were delinquent and 4,586 loans that were re-performing as of July 31, 2013. The Agreement caps Radian Guaranty’s total exposure on this group of loans, including loans that are currently re-performing, to $840 million. The maximum exposure of $840 million is comprised of $625 million of claim payments (consisting of $370 million claims paid on this population as of July 12, 2013, and $255 million paid at closing) and $215 million related to loss mitigation activity on the loans.
    On August 29, 2013, Radian Guaranty paid $255 million to Freddie Mac to cover claim exposure on these loans, and had previously paid $370 million of claims on these loans. Radian Guaranty also deposited $205 million in a collateral account to cover future loss mitigation activity on these loans. The amount deposited in the collateral account represents $215 million, less $10 million of loss mitigation activity that had become final before the collateral account was established. Amounts in the collateral account will be released to Radian Guaranty to the extent that Radian Guaranty rescinds, denies, curtails, or cancels these loans and such amounts become final under the Agreement. If the loss mitigation activity that becomes final after the collateral account was established does not accumulate to $205 million, any remaining funds will be paid to Freddie Mac. Radian Guaranty will continue to administer all claims submitted with respect to these loans in accordance with its insurance policy for these loans and in a manner consistent with its normal claims handling practices.
    As of September 30, 2013, $137.3 million of submitted claims had been rescinded, denied or curtailed but were not considered final under the Agreement. As of September 30, 2013, the amount of insurance rescissions, claim denials or claim curtailments that had become final in accordance with the Agreement was $12.4 million, which includes $2.4 million finalized after the collateral account was established.

  The mortgage insurance provision for losses was $152.0 million in the third quarter of 2013, compared to $136.4 million in the second quarter of 2013, and $171.8 million in the third quarter of 2012.
    The $152.0 million provision for losses includes approximately $22.0 million initially recorded in connection with the Freddie Mac Agreement. This is expected to be fully offset by a reduction of incurred losses in future periods. This future reduction of incurred losses will result from the elimination of exposure to re-performing loans covered by the transaction that we expect to re-default in the future and ultimately become claims.
    The loss ratio in the third quarter for Radian Guaranty was 76.0 percent, compared to 68.9 percent in the second quarter of 2013, and 96.1 percent in the third quarter of 2012.
    Mortgage insurance loss reserves were approximately $2.3 billion as of September 30, 2013, which decreased from $2.7 billion in the second quarter of 2013, and from $3.0 billion a year ago.
    Primary reserves (excluding IBNR and other reserves) per default were $27,202 as of September 30, 2013. This compares to primary reserves per default of $27,293 as of June 30, 2013, and $26,100 as of September 30, 2012.
  The total number of primary delinquent loans decreased by 17 percent in the third quarter from the second quarter of 2013, and by 31 percent from the third quarter of 2012. The total number of primary delinquent loans at September 30, 2013, excludes loans related to the Freddie Mac Agreement described above. In addition, the total number of primary delinquent loans decreased by 2 percent in October. The primary mortgage insurance delinquency rate decreased to 7.8 percent in the third quarter of 2013, compared to 9.7 percent in the second quarter of 2013, and 12.6 percent in the third quarter of 2012.

  Total mortgage insurance claims paid of $519.3 million consisted of $254.6 million related to the Freddie Mac Agreement and $264.7 million of other claims paid in the quarter, compared to $326.4 million in the second quarter of 2013, and $272.4 million in the third quarter of 2012. The company expects mortgage insurance net claims paid of $1.5 billion for the full-year 2013.
  $28.1 million of other operating expenses in the third quarter represented long-term incentive compensation, compared to $19.0 million in the second quarter of 2013. The expense in both periods was impacted by an increase in the fair value of cash-settled awards, which was driven primarily by an increase in the company’s stock price. The component of the fair value change that resulted from the stock price increase was $16.8 million in the third quarter of 2013, compared to $7.0 million in the second quarter of 2013.
  Radian Asset Assurance Inc. serves as an important source of capital support for Radian Guaranty and is expected to continue to provide Radian Guaranty with dividends over time.
    As of September 30, 2013, Radian Asset had approximately $1.2 billion in statutory surplus with an additional $0.4 billion in claims-paying resources.
    Since June 30, 2008, Radian Asset has successfully reduced its total net par exposure by 77 percent to $26.2 billion as of September 30, 2013, including large declines in the riskier segments of the portfolio.
    In response to recent questions regarding Radian’s exposure to the Commonwealth of Puerto Rico, the company has posted an overview of its Puerto Rico exposures, which totals $453.4 million as of September 30, 2013, under Company Statements in the Investors section of Radian’s website: http://www.radian.biz/page?name=CompanyStatements.

CONFERENCE CALL

Radian will discuss these items in its conference call today, Thursday, November 7, 2013, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 877-531-2988 inside the U.S., or 612-332-1020 for international callers, using passcode 304797 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two and a half hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 304797.

In addition to the information provided in the company's earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian's website under Investors >Quarterly Results, or by clicking on http://www.radian.biz/page?name=QuarterlyResults.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)
For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/page?name=FinancialReportsCorporate.

Exhibit A:	Condensed Consolidated Statements of Income
Exhibit B:	Condensed Consolidated Balance Sheets
Exhibit C:	Segment Information Quarter Ended September 30, 2013
Exhibit D:	Segment Information Quarter Ended September 30, 2012
Exhibit E:	Segment Information Nine Months Ended September 30, 2013
Exhibit F:	Segment Information Nine Months Ended September 30, 2012
Exhibit G:	Financial Guaranty Supplemental Information
Exhibit H:	Mortgage Insurance Supplemental Information
New Insurance Written
Exhibit I:	Mortgage Insurance Supplemental Information
Insurance in Force and Risk in Force by Product
Exhibit J:	Mortgage Insurance Supplemental Information
Risk in Force by FICO, LTV and Policy Year
Exhibit K:	Mortgage Insurance Supplemental Information
Pool and Other Risk in Force, Risk-to-Capital
Exhibit L:	Mortgage Insurance Supplemental Information
Claims, Reserves and Reserve per Default
Exhibit M:	Mortgage Insurance Supplemental Information
Default Statistics
Exhibit N:	Mortgage Insurance Supplemental Information
Captives, QSR and Persistency

Radian Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
Exhibit A

	Quarter Ended September 30,		Nine Months Ended September 30,
(In thousands, except per-share data)	2013	2012	2013	2012

Revenues:
Net premiums written - insurance	$250,842	$209,277	$709,256	$468,887

Net premiums earned - insurance	$211,984	$190,963	$617,696	$545,107
Net investment income	26,732	25,635	81,220	91,225
Net (losses) gains on investments	(7,132)	84,659	(142,891)	178,537
Change in fair value of derivative instruments	10,778	(41,056)	(70,357)	(146,937)
Net gains (losses) on other financial instruments	902	(740)	(3,585)	(80,454)
Gain on sale of affiliate	—	—	—	7,708
Other income	1,314	1,328	5,319	4,163
Total revenues	244,578	260,789	487,402	599,349

Expenses:
Provision for losses	157,174	176,352	429,524	653,374
Change in reserve for premium deficiency	(2,325)	966	(1,703)	1,505
Policy acquisition costs	7,958	12,927	35,159	51,778
Other operating expenses	70,974	50,429	212,055	140,776
Interest expense	19,570	12,520	54,871	39,249
Total expenses	253,351	253,194	729,906	886,682

Equity in net income (loss) of affiliates	—	—	1	(13)

Pretax (loss) income	(8,773)	7,595	(242,503)	(287,346)
Income tax provision (benefit)	3,909	(6,730)	(9,149)	(13,180)

Net (loss) income	$(12,682)	$14,325	$(233,354)	$(274,166)

Diluted net (loss) income per share	$(0.07)	$0.11	$(1.43)	$(2.07)

(1) Weighted average shares outstanding (in thousands)

Weighted average common shares outstanding	171,830	132,521	162,828	132,530
Increase in weighted average shares - common stock equivalents-diluted basis	—	1,512	—	—
Weighted average shares outstanding (in thousands)	171,830	134,033	162,828	132,530

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Exhibit B

	September 30,	December 31,
(In thousands, except per-share data)	2013	2012

Assets:
Cash and investments	$5,083,636	$5,208,199
Deferred policy acquisition costs	68,461	88,202
Deferred income taxes, net	17,902	—
Reinsurance recoverables	57,260	89,204
Derivative assets	20,844	13,609
Other assets	510,470	503,986
Total assets	$5,758,573	$5,903,200

Liabilities and stockholders’ equity:
Unearned premiums	$751,587	$648,682
Reserve for losses and loss adjustment expenses	2,346,879	3,149,936
Reserve for premium deficiency	1,983	3,685
Long-term debt	921,927	663,571
VIE debt	104,218	108,858
Derivative liabilities	344,870	266,873
Other liabilities	392,589	325,270
Total liabilities	4,864,053	5,166,875

Common stock	191	151
Additional paid-in capital	1,453,784	1,075,320
Retained deficit	(588,595)	(355,241)
Accumulated other comprehensive income	29,140	16,095
Total common stockholders’ equity	894,520	736,325
Total liabilities and stockholders’ equity	$5,758,573	$5,903,200

Book value per share	$5.17	$5.51

Radian Group Inc. and Subsidiaries
Segment Information
Quarter Ended September 30, 2013
Exhibit C

	Mortgage	Financial
(In thousands)	Insurance	Guaranty	Total
Revenues:
Net premiums written - insurance	$250,799	$43	$250,842

Net premiums earned - insurance	$200,120	$11,864	$211,984
Net investment income	14,868	11,864	26,732
Net losses on investments	(4,380)	(2,752)	(7,132)
Change in fair value of derivative instruments	—	10,778	10,778
Net (losses) gains on other financial instruments	(168)	1,070	902
Other income	1,250	64	1,314
Total revenues	211,690	32,888	244,578

Expenses:
Provision for losses	152,012	5,162	157,174
Change in reserve for premium deficiency	(2,325)	—	(2,325)
Policy acquisition costs	5,839	2,119	7,958
Other operating expenses	59,590	11,384	70,974
Interest expense	4,447	15,123	19,570
Total expenses	219,563	33,788	253,351

Pretax loss	$(7,873)	$(900)	$(8,773)
Income tax provision			3,909

Net loss			$(12,682)

Cash and investments	$2,790,050	$2,293,586	$5,083,636
Deferred policy acquisition costs	29,158	39,303	68,461
Total assets	3,238,224	2,520,349	5,758,573
Unearned premiums	535,420	216,167	751,587
Reserve for losses and loss adjustment expenses	2,314,785	32,094	2,346,879
VIE debt	11,109	93,109	104,218
Derivative liabilities	—	344,870	344,870

Radian Group Inc. and Subsidiaries
Segment Information
Quarter Ended September 30, 2012
Exhibit D

	Mortgage	Financial
(In thousands)	Insurance	Guaranty	Total
Revenues:
Net premiums written - insurance	$209,890	$(613)	$209,277

Net premiums earned - insurance	$178,685	$12,278	$190,963
Net investment income	14,758	10,877	25,635
Net gains on investments	43,379	41,280	84,659
Change in fair value of derivative instruments	(1)	(41,055)	(41,056)
Net (losses) gains on other financial instruments	(1,960)	1,220	(740)
Other income	1,280	48	1,328
Total revenues	236,141	24,648	260,789

Expenses:
Provision for losses	171,805	4,547	176,352
Change in reserve for premium deficiency	966	—	966
Policy acquisition costs	10,126	2,801	12,927
Other operating expenses	40,250	10,179	50,429
Interest expense	1,910	10,610	12,520
Total expenses	225,057	28,137	253,194

Equity in net income of affiliates	—	—	—

Pretax income (loss)	11,084	(3,489)	7,595
Income tax (benefit) provision	(20,316)	13,586	(6,730)

Net income (loss)	$31,400	$(17,075)	$14,325

Cash and investments	$3,192,341	$2,099,454	$5,291,795
Deferred policy acquisition costs	39,148	52,123	91,271
Total assets	3,651,849	2,389,508	6,041,357
Unearned premiums	333,144	281,311	614,455
Reserve for losses and loss adjustment expenses	3,046,706	72,891	3,119,597
VIE debt	9,448	100,203	109,651
Derivative liabilities	—	267,323	267,323

Radian Group Inc. and Subsidiaries
Segment Information
Nine Months Ended September 30, 2013
Exhibit E

	Mortgage	Financial
(In thousands)	Insurance	Guaranty		Total
Revenues:
Net premiums written - insurance	$719,244	$(9,988)	(1)	$709,256

Net premiums earned - insurance	$581,064	$36,632	(1)	$617,696
Net investment income	45,236	35,984		81,220
Net losses on investments	(91,003)	(51,888)		(142,891)
Change in fair value of derivative instruments	—	(70,357)		(70,357)
Net losses on other financial instruments	(1,971)	(1,614)		(3,585)
Other income	5,121	198		5,319
Total revenues	538,447	(51,045)		487,402

Expenses:
Provision for losses	420,378	9,146		429,524
Change in reserve for premium deficiency	(1,703)	—		(1,703)
Policy acquisition costs	24,072	11,087		35,159
Other operating expenses	176,665	35,390		212,055
Interest expense	10,820	44,051		54,871
Total expenses	630,232	99,674		729,906

Equity in net income of affiliates	—	1		1

Pretax loss	$(91,785)	$(150,718)		$(242,503)
Income tax benefit				(9,149)

Net loss				$(233,354)

(1) Reflects the impact of the commutation of reinsurance business.

Radian Group Inc. and Subsidiaries
Segment Information
Nine Months Ended September 30, 2012
Exhibit F

	Mortgage	Financial
(In thousands)	Insurance	Guaranty		Total
Revenues:
Net premiums written - insurance	$589,261	$(120,374)	(1)	$468,887

Net premiums earned - insurance	$522,899	$22,208	(1)	$545,107
Net investment income	50,377	40,848		91,225
Net gains on investments	102,219	76,318		178,537
Change in fair value of derivative instruments	(32)	(146,905)		(146,937)
Net losses on other financial instruments	(2,627)	(77,827)		(80,454)
Gain on sale of affiliate	—	7,708		7,708
Other income	3,928	235		4,163
Total revenues	676,764	(77,415)		599,349

Expenses:
Provision for losses	614,612	38,762		653,374
Change in reserve for premium deficiency	1,505	—		1,505
Policy acquisition costs	26,662	25,116		51,778
Other operating expenses	107,787	32,989		140,776
Interest expense	5,355	33,894		39,249
Total expenses	755,921	130,761		886,682

Equity in net loss of affiliates	—	(13)		(13)

Pretax loss	(79,157)	(208,189)		(287,346)
Income tax (benefit) provision	(42,324)	29,144		(13,180)

Net loss	$(36,833)	$(237,333)		$(274,166)

(1) Reflects the impact of the commutation of reinsurance business.

Radian Group Inc. and Subsidiaries
Financial Guaranty Supplemental Information
Exhibit G

	Quarter Ended September 30,			Nine Months Ended September 30,
(In thousands)	2013	2012		2013		2012

Total Premiums Earned - insurance	$11,864	$12,278		$39,079		$44,472
Impact of commutations and reinsurance	—	—		(2,447)		(22,264)
Net Premiums Earned - insurance	$11,864	$12,278		$36,632		$22,208

Refundings included in earned premium	$6,979	$7,322		$22,020		$26,029

Net premiums earned - derivatives (1)	$4,170	$7,169		$14,019		$23,041

Claims paid	$(1,303)	$26,593	(2)	$43,380	(3)	$28,873
	September 30,	December 31,
($ in thousands, except ratios)	2013	2012

Statutory Information:

Capital and surplus	$1,203,237	$1,144,112
Contingency reserve	255,549	300,138
Qualified statutory capital	1,458,786	1,444,250

Unearned premium reserve	205,587	256,920
Loss and loss expense reserve	(176,220)	(53,441)
Total statutory policyholders’ reserves	1,488,153	1,647,729

Present value of installment premiums	95,078	114,292
Total statutory claims paying resources	$1,583,231	$1,762,021

Net debt service outstanding	$33,360,859	$42,526,289

Capital leverage ratio (4)	23	29
Claims paying leverage ratio (5)	21	24

Net par outstanding by product:
Public finance direct	$8,608,860	$9,796,131
Public finance reinsurance	4,296,792	5,542,217
Structured direct	12,756,147	17,615,383
Structured reinsurance	559,887	787,758
Total (6)	$26,221,686	$33,741,489
(1)	Included in change in fair value of derivative instruments.
(2)	Primarily represents the settlement of obligations related to our insured sovereign indebtedness of Greece.
(3)	Primarily related to commutation of reinsurance business.
(4)	The capital leverage ratio is derived by dividing net debt service outstanding by qualified statutory capital.
(5)	The claims paying leverage ratio is derived by dividing net debt service outstanding by total statutory claims paying resources.
(6)

Included in public finance net par outstanding is $0.9 billion and $1.0 billion at September 30, 2013 and December 31, 2012, respectively, for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit H

	Quarter Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
($ in millions)	$	%	$	%	$	%	$	%
Primary new insurance written
Prime	$13,718	100.0%	$10,594	100.0%	$37,999	100.0%	$25,384	99.9%
Alt-A and A minus and below	2	—	4	—	4	—	14	0.1
Total Flow	$13,720	100.0%	$10,598	100.0%	$38,003	100.0%	$25,398	100.0%

Total primary new insurance written by FICO score
>=740	$9,508	69.3%	$8,067	76.1%	$27,384	72.0%	$19,313	76.0%
680-739	3,642	26.5	2,259	21.3	9,296	24.5	5,475	21.6
620-679	570	4.2	272	2.6	1,323	3.5	610	2.4
Total Flow	$13,720	100.0%	$10,598	100.0%	$38,003	100.0%	$25,398	100.0%

Percentage of primary new insurance written
Monthly premiums	71%		66%		68%		66%
Single premiums	29%		34%		32%		34%

Refinances	21%		35%		33%		38%
LTV
95.01% and above	3.1%		1.3%		2.4%		1.4%
90.01% to 95.00%	48.3%		42.5%		44.6%		41.5%
85.01% to 90.00%	36.4%		40.8%		37.6%		41.3%
85.00% and below	12.2%		15.4%		15.4%		15.8%

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit I

	September 30,		September 30,
	2013		2012
($ in millions)	$	%	$	%
Primary insurance in force (1)
Flow	$148,342	93.5%	$123,438	91.4%
Structured	10,268	6.5	11,622	8.6
Total Primary	$158,610	100.0%	$135,060	100.0%

Prime	$143,723	90.6%	$117,509	87.0%
Alt-A	9,101	5.7	10,883	8.1
A minus and below	5,786	3.7	6,668	4.9
Total Primary	$158,610	100.0%	$135,060	100.0%

Primary risk in force (1)
Flow	$36,881	94.1%	$30,480	92.3%
Structured	2,303	5.9	2,540	7.7
Total Primary	$39,184	100.0%	$33,020	100.0%

Flow
Prime	$34,255	92.9%	$27,372	89.8%
Alt-A	1,621	4.4	1,928	6.3
A minus and below	1,005	2.7	1,180	3.9
Total Flow	$36,881	100.0%	$30,480	100.0%

Structured
Prime	$1,359	59.0%	$1,482	58.3%
Alt-A	499	21.7	571	22.5
A minus and below	445	19.3	487	19.2
Total Structured	$2,303	100.0%	$2,540	100.0%

Total
Prime	$35,614	90.9%	$28,854	87.4%
Alt-A	2,120	5.4	2,499	7.6
A minus and below	1,450	3.7	1,667	5.0
Total Primary	$39,184	100.0%	$33,020	100.0%

(1) Includes amounts related to the Freddie Mac Agreement.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit J

	September 30,			September 30,
	2013			2012
($ in millions)	$		%	$	%
Total primary risk in force by FICO score
Flow
>=740	$20,732		56.2%	$15,141	49.7%
680-739	10,769		29.2	9,449	31.0
620-679	4,649		12.6	5,022	16.5
<=619	731		2.0	868	2.8
Total Flow	$36,881		100.0%	$30,480	100.0%

Structured
>=740	$619		26.9%	$674	26.5%
680-739	661		28.7	736	29.0
620-679	609		26.4	678	26.7
<=619	414		18.0	452	17.8
Total Structured	$2,303		100.0%	$2,540	100.0%

Total
>=740	$21,351		54.5%	$15,815	47.9%
680-739	11,430		29.2	10,185	30.8
620-679	5,258		13.4	5,700	17.3
<=619	1,145		2.9	1,320	4.0
Total Primary	$39,184		100.0%	$33,020	100.0%

Total primary risk in force by LTV
95.01% and above	$4,273		10.9%	$4,776	14.5%
90.01% to 95.00%	16,508		42.1	12,473	37.8
85.01% to 90.00%	14,563		37.2	12,679	38.4
85.00% and below	3,840		9.8	3,092	9.3
Total	$39,184		100.0%	$33,020	100.0%

Total primary risk in force by policy year
2005 and prior	$4,786		12.2%	$5,947	18.0%
2006	2,433		6.2	2,827	8.6
2007	5,452		13.9	6,239	18.9
2008	4,119		10.5	4,715	14.3
2009	1,564		4.0	2,200	6.7
2010	1,301		3.3	1,887	5.7
2011	2,393		6.1	3,181	9.6
2012	7,940		20.3	6,024	18.2
2013	9,196		23.5	—	—
Total	$39,184		100.0%	$33,020	100.0%

Primary risk in force on defaulted loans	$3,400	(1)		$4,417

(1) Includes $389 of risk related to loans subject to the Freddie Mac Agreement.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit K

	September 30,			September 30,
	2013			2012
($ in millions)	$		%	$		%

Pool risk in force
Prime	$1,292		77.8%	$1,432		76.8%
Alt-A	82		4.9	108		5.8
A minus and below	287		17.3	324		17.4
Total	$1,661		100.0%	$1,864		100.0%

Total pool risk in force by policy year
2005 and prior	$1,546		93.1%	$1,684		90.3%
2006	43		2.6	79		4.2
2007	71		4.3	89		4.8
2008	1		-	12		0.7
Total pool risk in force	$1,661		100.0%	$1,864		100.0%

Other risk in force
Second-lien
1st loss	$66			$85
2nd loss	11			23
NIMS	14			14
1st loss-Hong Kong primary mortgage insurance	24			45
Total other risk in force	$115			$167

Risk to capital ratio-Radian Guaranty only	19.8	:1(1)		20.1	:1
Risk to capital ratio-Mortgage Insurance combined	25.0	:1(1)		26.3	:1

(1) Preliminary

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit L

	Quarter Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2013	2012	2013	2012

Net claims paid
Prime	$160,091	$169,641	$578,486	$467,093
Alt-A	46,474	45,058	141,624	121,970
A minus and below	24,843	28,042	85,542	85,234
Total primary claims paid	231,408	242,741	805,652	674,297
Pool	33,181	26,546	92,741	71,846
Second-lien and other	80	3,111	2,578	8,043
Subtotal	264,669	272,398	900,971	754,186
Impact of Freddie Mac Agreement	254,667	—	254,667	—
Impact of captive terminations	—	—	—	(148)
Total	$519,336	$272,398	$1,155,638	$754,038

Average claim paid (1)
Prime	$47.2	$48.0	$47.3	$48.6
Alt-A	56.7	59.9	56.3	58.6
A minus and below	38.0	38.1	36.8	38.0
Total primary average claims paid	47.5	48.4	47.2	47.9
Pool	61.7	66.2	69.2	66.6
Second-lien and other	4.2	29.6	16.5	27.5
Total	$48.8	$49.3	$48.5	$48.8

Average primary claim paid (2) (3)	$49.8	$50.8	$49.4	$50.5
Average total claim paid (2) (3)	$50.8	$51.5	$50.6	$51.2

Loss ratio - GAAP basis	76.0%	96.1%	72.3%	117.5%
Expense ratio - GAAP basis	32.7%	28.2%	34.5%	25.7%
	108.7%	124.3%	106.8%	143.2%

Reserve for losses by category
Prime	$1,038,673	$1,499,268
Alt-A	406,904	505,654
A minus and below	228,854	314,759
IBNR and other	313,244	233,376
LAE	50,505	65,595
Reinsurance recoverable (4)	49,675	89,801
Total primary reserves	2,087,855	2,708,453
Pool insurance	189,994	291,013
IBNR and other	26,624	28,181
LAE	5,480	7,826
Total pool reserves	222,098	327,020
Total 1st lien reserves	2,309,953	3,035,473
Second lien and other	4,832	11,233
Total reserves	$2,314,785	$3,046,706

1st lien reserve per default
Primary reserve per default excluding IBNR and other	27,202	26,100
Pool reserve per pool default excluding IBNR and other (5)	13,711	16,027

(1)	Calculated net of reinsurance recoveries and without giving effect to the impact of the Freddie Mac Agreement and captive terminations.
(2)	Calculated without giving effect to the impact of the Freddie Mac Agreement and captive terminations.
(3)	Before reinsurance recoveries.
(4)	Represents ceded losses on captive transactions, Smart Home and quota share reinsurance transactions.
(5)	If calculated before giving effect to deductibles and stop losses in pool transactions, this would be $26,767 and $27,842 at September 30, 2013 and 2012, respectively.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit M

	September 30,	December 31,	September 30,
	2013	2012	2012
Default Statistics
Primary Insurance:

Prime
Number of insured loans	729,822	667,622	647,192
Number of loans in default	40,951	60,854	61,369
Percentage of loans in default	5.61%	9.12%	9.48%

Alt-A
Number of insured loans	47,014	54,069	56,167
Number of loans in default	12,107	16,005	17,063
Percentage of loans in default	25.75%	29.60%	30.38%

A minus and below
Number of insured loans	42,470	49,307	50,852
Number of loans in default	12,181	16,310	16,399
Percentage of loans in default	28.68%	33.08%	32.25%

Total Primary
Number of insured loans	832,469 (1)	770,998	754,211
Number of loans in default	65,239 (2)	93,169	94,831
Percentage of loans in default	7.84%	12.08%	12.57%

Pool insurance
Number of loans in default	14,257	18,147	18,646

(1)	Includes 13,163 insured loans subject to the Freddie Mac Agreement.
(2)	Excludes 8,509 loans subject to the Freddie Mac Agreement that are in default at September 30, 2013.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit N

	Quarter Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2013	2012	2013	2012

1st Lien Captives
Premiums ceded to captives	$4,161	$5,327	$14,100	$18,045
% of total premiums	1.9%	2.8%	2.2%	3.3%
IIF included in captives (1)	4.3%	7.1%
RIF included in captives (1)	4.2%	6.9%

Initial Quota Share Reinsurance ("QSR") Transaction
QSR ceded premiums written	$5,551	$16,378	$17,573	$41,855
% of premiums written	2.1%	7.1%	2.3%	6.5%
QSR ceded premiums earned	$7,216	$5,291	$22,711	$8,389
% of premiums earned	3.3%	2.8%	3.6%	1.5%
Ceding commissions	$1,388	$4,095	$4,393	$10,464
RIF included in QSR (2)	$1,376,416	$1,408,078

Second QSR Transaction
QSR ceded premiums written	$8,233		$32,253
% of premiums written	3.1%		4.1%
QSR ceded premiums earned	$5,099		$12,220
% of premiums earned	2.4%		1.9%
Ceding commissions	$2,882		$11,289
RIF included in QSR (2)	$1,201,235

Persistency (twelve months ended September 30)	80.5%	82.7%

(1)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.
(2)	Included in primary risk in force.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements including:

  changes in general economic and political conditions, including high unemployment rates and weakness in the U.S. housing and mortgage credit markets, a significant downturn in the U.S. or global economies, a lack of meaningful liquidity in the capital or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, each of which may be accelerated or intensified by, among other things, legislative activity or inactivity, actual or threatened downgrades of U.S. government credit ratings, or actual or threatened defaults on U.S. government obligations;
  changes in the way customers, investors, regulators or legislators perceive the strength of private mortgage insurers or financial guaranty providers, in particular in light of the fact that certain of our former competitors have ceased writing new insurance business and have been placed under supervision or receivership by insurance regulators;
  catastrophic events, municipal and sovereign bankruptcy filings or other economic changes in geographic regions where our mortgage insurance exposure is more concentrated or where we have financial guaranty exposure;
  our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs;
  a reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, and general reduced housing demand in the U.S., which may be exacerbated by regulations impacting home mortgage originations, including requirements established under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);
  our ability to maintain an adequate risk-to-capital position, minimum policyholder position and other surplus requirements for Radian Guaranty Inc. (“Radian Guaranty”), our principal mortgage insurance subsidiary, and an adequate minimum policyholder position and surplus for our insurance subsidiaries that provide reinsurance to Radian Guaranty;
  our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;
  a more rapid than expected decrease in the levels of mortgage insurance rescissions and claim denials, which have reduced our paid losses and resulted in a significant reduction in our loss reserves, including a decrease in net rescissions or denials resulting from an increase in the number of successful challenges to previously rescinded policies or claim denials, or by the government-sponsored entities (“GSEs”) intervening in or otherwise limiting our loss mitigation practices, including settlements of disputes regarding loss mitigation activities;

  the negative impact that our loss mitigation activities may have on our relationships with our customers and potential customers, including the potential loss of current or future business and the heightened risk of disputes and litigation;
  the need, in the event that we are unsuccessful in defending our loss mitigation activities, to increase our loss reserves for, and reassume risk on, rescinded or cancelled loans or denied claims, and to pay additional claims, including amounts previously curtailed;
  any disruption in the servicing of mortgages covered by our insurance policies, as well as poor servicer performance;
  adverse changes in the severity or frequency of losses associated with certain products that we formerly offered (and which remain in our insured portfolio) that are riskier than traditional mortgage insurance or financial guaranty insurance policies;
  a decrease in the persistency rates of our mortgage insurance policies, which has the effect of reducing our premium income on our monthly premium policies and could decrease the profitability of our mortgage insurance business;
  heightened competition for our mortgage insurance business from others such as the FHA, the U.S. Department of Veterans Affairs and other private mortgage insurers, including in particular, those that have been assigned higher ratings than we have, that may have access to greater amounts of capital than we do, that are less dependent on capital support from their subsidiaries than we are or that are new entrants to the industry, and therefore, are not burdened by legacy obligations;
  changes in requirements to remain an eligible insurer to the GSEs (which are expected to be released by the end of 2013 and implemented following a transition period), which may include more stringent risk-to-capital ratio requirements, higher capital requirements for loans insured prior to 2009 and a limitation on the amount of capital credit available for our subsidiaries, including capital attributable to our financial guaranty business;
  changes in the charters or business practices of, or rules or regulations applicable to, the GSEs;
  changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in effect or scope;
  the effect of the Dodd-Frank Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with private mortgage insurance may be considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions;
  the application of existing federal or state laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation: (i) the resolution of existing, or the possibility of additional, lawsuits or investigations (including in particular investigations and litigation relating to captive reinsurance arrangements under the Real Estate Settlement Practices Act of 1974); and (ii) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting the products we may offer or increasing the amount of capital we are required to hold, (c) affecting the form in which we execute credit protection, or (d) otherwise impacting our existing businesses;
  the amount and timing of potential payments or adjustments associated with federal or other tax examinations, including adjustments proposed by the IRS resulting from the examination of our 2000 through 2007 tax years;
  the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these instruments;
  volatility in our earnings caused by changes in the fair value of our assets and liabilities carried at fair value, including our derivative instruments, substantially all of our investment portfolio and certain of our long-term incentive compensation awards;
  our ability to realize some or all of the tax benefits associated with our gross deferred tax assets, which will depend on our ability to generate sufficient sustainable taxable income in future periods;
  changes in accounting principles generally accepted in the United States of America or statutory accounting principles, rules and guidance, or their interpretation; and
  legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012, Item 1A of Part II of our Quarterly Reports on Form 10-Q filed in 2013 and subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

CONTACT:
Radian Group Inc.
Emily Riley, 215-231-1035
emily.riley@radian.biz